*** Exercise Your Right to Vote ***
Important Notice Regarding the Availability of Proxy Materials for the
Shareholder Meeting to Be Held on June 01, 2011

EMCOR GROUP, INC.

EMCOR GROUP, INC.
301 MERRITT SEVEN, 6TH FLOOR
NORWALK, CT 06851

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Meeting Information

Meeting Type: Annual Meeting

For holders as of: April 06, 2011

Date: June 01, 2011	Time: 10:00 AM EDT

Location:	The New York Palace Hotel Campbell Room 455 Madison Avenue New York, NY

You are receiving this communication because you hold shares in the above named company.

This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at www.proxyvote.com or easily request a paper copy (see reverse side).

We encourage you to access and review all of the important information contained in the proxy materials before voting.

See the reverse side of this notice to obtain proxy materials and voting instructions.

—— Before You Vote ——
How to Access the Proxy Materials

Proxy Materials Available to VIEW or RECEIVE:

1. Annual Report 2. Notice & Proxy Statement
How to View Online:
Have the information that is printed in the box marked by the arrow (located on the following page) and visit: www.proxyvote.com.
How to Request and Receive a PAPER or E-MAIL Copy:
If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request:
1) BY INTERNET:	www.proxyvote.com
2) BY TELEPHONE:	1-800-579-1639
3) BY E-MAIL*:	sendmaterial@proxyvote.com
* If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked by the arrow (located on the following page) in the subject line.

Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before May 18, 2011 to facilitate timely delivery.

—— How To Vote ——
Please Choose One of the Following Voting Methods

Vote In Person: Many shareholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance. At the meeting, you will need to request a ballot to vote these shares.

Vote By Internet: To vote now by Internet, go to www.proxyvote.com. Have the information that is printed in the box marked by the arrow available and follow the instructions.

Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a proxy card.

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Voting items
The Board of Directors recommends you vote FOR the following 10 listed director nominees:
1.	Election of Directors
	Nominees
01	Stephen W. Bershad	02	David A. B. Brown	03	Larry J. Bump	04	Albert Fried, Jr.	05	Anthony J. Guzzi
06	Richard F. Hamm, Jr.	07	David H. Laidley	08	Frank T. MacInnis	09	Jerry E. Ryan	10	Michael T. Yonker

The Board of Directors recommends you vote FOR the following proposal:

2.          Approval by non-binding advisory vote of executive compensation.

The Board of Directors recommends you vote 1 YEAR on the following proposal:

3.          Non-binding advisory vote on the frequency of stockholder vote on executive compensation.

The Board of Directors recommends you vote FOR the following proposal:

4.          Ratification of the appointment of Ernst & Young LLP as independent auditors for 2011.

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

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